PILGRIM ADVISORY FUNDS, INC.
                           CERTIFICATE OF CORRECTION


         Pilgrim Advisory Funds, Inc., formerly Pilgrim America Masters Series, Inc. (hereinafter the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The title of the document being corrected hereby is Articles of Incorporation of the Corporation.

         SECOND: The name of the Incorporator, as it appeared in the Articles of Incorporation of the Corporation is Lawrence B. Stoller.

         THIRD: The Articles of Incorporation of the Corporation to be corrected hereby were filed on April 27, 1995.

         FOURTH: Section 5.4 of the Articles of Incorporation of the Corporation as previously filed reads as follows:

         5.4 POWER TO CLASSIFY. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has initially designated two hundred million shares of its capital stock into three series of shares of capital stock of the Corporation, the names of which and the number of shares allocated to each are as follows:

         Name of Series                     Number of Shares Initially Allocated
         --------------                     ------------------------------------

         MidCap Value Fund                  Seventy million
         LargeCap Value Fund                Seventy million
         Asia-Pacific Equity Fund           Sixty million

         Section 5.4 of the Articles of Incorporation of the Company as corrected shall read as follows:

         5.4 POWER TO CLASSIFY. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has initially designated two hundred million shares of its capital stock into three series of shares of capital stock of the Corporation with three classes of shares for each series, the names of which and the number of shares allocated to each series and class are as follows:

         Name of Series                     Number of Shares Initially Allocated
         --------------                     ------------------------------------

         MidCap Value Fund                           Seventy million (total)
              Class A                                28,000,000
              Class B                                28,000,000
              Class M                                14,000,000
         LargeCap Value Fund                         Seventy million (total)
              Class A                                28,000,000
              Class B                                28,000,000
              Class M                                14,000,000
         Asia-Pacific Equity Fund                    Sixty million (total)
              Class A                                24,000,000
              Class B                                24,000,000
              Class M                                12,000,000

         IN WITNESS WHEREOF, Pilgrim Advisory Funds, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by the Incorporator of the Corporation on May __, 1999.

                                         PILGRIM ADVISORY FUNDS, INC.


                                         By: /s/ Lawrence B. Stoller
                                            ---------------------------------
                                                 Lawrence B. Stoller
                                                 Incorporator